EXHIBIT 10.35

SIXTH AMENDED AND RESTATED
SECURED REVOLVING LINE OF CREDIT NOTE

$35,000,000.00                                                                                 Chicago, Illinois
                                                                                         March 28, 2006

FOR VALUE RECEIVED, HURON CONSULTING GROUP INC., a Delaware corporation, HURON CONSULTING SERVICES LLC, a Delaware limited liability company f/k/a Huron Consulting Group LLC, and Speltz & Weis LLC, a Delaware limited liability company (each of the foregoing three entities are hereby collectively referred to herein as the Borrower), jointly and severally promise to pay to the order of LASALLE BANK NATIONAL ASSOCIATION (the “Bank”), at such place as Bank may from time to time designate in writing, the principal sum of THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000.00), or such lesser principal sum as may then be owed by Borrower to Bank hereunder. Any principal that is borrowed and repaid hereunder may be borrowed again in accordance with the terms of this Note and that certain Amended and Restated Loan and Security Agreement dated February 10, 2005 between Borrower and Bank, as amended by that certain Amendment dated January 17, 2006 and that certain Amendment of even date herewith pursuant to which this Note is being delivered (the "Loan Agreement"). Except as hereinafter provided, Borrower’s obligations and liabilities to Bank under this Note (collectively, the “Borrower’s Liabilities”) unpaid from time to time shall bear interest at the rate(s) hereinafter set forth from the date advanced, disbursed or otherwise incurred until paid.

All outstanding principal shall be payable on or prior to July 10, 2006 (the “Maturity Date”).

The amount of principal hereunder shall bear interest as provided in the Loan Agreement.

In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

Any check, draft or similar item of payment by or for the account of Borrower delivered to Bank on account of Borrower's Liabilities shall, provided the same is honored by Bank and final settlement thereof is reflected by irrevocable credit to Bank, be applied by Bank on account of Borrower's Liabilities in accordance with Bank's funds availability schedule and in such order as Bank shall determine in its sole discretion.

Borrower warrants and represents to Bank and covenants with Bank that Borrower is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds represented by this Note will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

This Note amends and restates that certain Fifth Amended and Restated Secured Revolving Line of Credit Note (the "Prior Note") in the principal amount of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) dated January 17, 2006 made by Borrower in favor of Bank. The indebtedness evidenced by the Prior Note is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Prior Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Note.

Upon an Event of Default hereunder, Bank shall have the rights set forth in the Loan Agreement. The acceptance by Bank of any partial payment made hereunder after the time when any obligation under this Note becomes due and payable will not establish a custom, or waive any rights of Bank to enforce prompt payment hereof. Borrower and every endorser hereof waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note.

This Note and Borrower’s Liabilities hereunder are secured by all security interests, mortgages, liens and encumbrances heretofore, now or hereafter granted to Bank by Borrower in the Loan Agreement.

Collection fees and costs (including but not limited to reasonable attorneys' fees and costs) incurred by Bank in connection with the collection or enforcement of this Note will be payable in accordance with the Loan Agreement.

If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

This Note is submitted by Borrower to Bank at Bank’s principal place of business and shall be deemed to have been made thereat. This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.

To induce Bank to accept this Note, Borrower irrevocably agrees that, subject to Bank's sole and absolute election, all actions or proceedings in any way, manner or respect, arising out of or from or related to this Note, shall be litigated in courts having situs within Cook County, Illinois. Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within said county and state. Borrower hereby waives any right Borrower may have to transfer or change the venue of any litigation brought against Borrower by Bank in accordance with this paragraph.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has executed this Note as of the date first above written.

HURON CONSULTING GROUP INC., a
Delaware corporation

By:	/s/ Gary E. Holdren
Name:	Gary E. Holdren
Title:	Chairman and Chief Executive Officer

HURON CONSULTING SERVICES LLC, a
Delaware limited liability company f/k/a
Huron Consulting Group LLC

By:	/s/ Gary E. Holdren
Name:	Gary E. Holdren
Title:	Chairman and Chief Executive Officer

SPELTZ & WEIS LLC
By:	Huron Consulting Group Inc., its manager

By:	/s/ Gary E. Holdren
Name:	Gary E. Holdren
Title:	Chairman and Chief Executive Officer